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                                                                       EXHIBIT C

                                   APPENDIX A

                   GENCORP INC. AND PARTICIPATING SUBSIDIARIES
                        STOCK INCENTIVE COMPENSATION PLAN

                        AMENDMENT EFFECTIVE JULY 13, 1995


                                    Recitals
                                    --------

         WHEREAS, on January 27, 1983, the Company's Board of Directors ("Directors") adopted the GenCorp Inc. and Participating Subsidiaries Stock Incentive Compensation Plan ("Plan");

         WHEREAS Section 9 of the Plan provides that, subject to certain limitations not here material, the Directors may amend the Plan at any time; and

         WHEREAS, on July 13, 1995, the Directors adopted certain amendments to the Plan, and additionally, authorized the Company's Administrative Committee to adopt other amendments to implement the July 13, 1995, resolutions of the Directors.

         WHEREFORE, effective as of July 13, 1995, the Plan is amended as set forth below. The provisions of this Appendix A shall supersede any conflicting prior provisions of the Plan, and all provisions of the Plan shall be interpreted or deemed amended so as to carry out the intent of this Appendix A.


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                             1. Definition of Terms
                             ----------------------

         1.1 PLAN TERMS: As used herein, each term whose initial letter is capitalized will have the meaning set forth therefor in Section 2 of the Plan, if any. Each other term which is used herein and whose initial letter is capitalized will have the meaning set forth in the text hereof or below, respectively.

                  (a) "Company", as used in this Amendment, means GenCorp Inc. and includes each Participating Subsidiary.

                  (b) "Conversion Date" means the day on which (i) GenCorp receives notice from a Recipient to convert Incentive Unit Shares pursuant to Section 4(c), (ii) Incentive Unit Shares are automatically converted pursuant to Section 4(c), or (iii) a Recipient elects to convert IAF Plan Shares to Shares pursuant to Section 2.3.

                  (c) "Market Value", when applied to a Share, means the closing price (or, if no trading occurs on a trading day, the mean between the closing bid and asked prices) of a Share as reported in the New York Stock Exchange Composite Transactions in the Wall Street Journal (or, if none, such other exchange on which Shares are then listed).


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                  (d) "Share" means one share of the Company's common stock, each having a par value of $0.10, and "Shares" means any and all such shares.

                  (e) "SICP Trust" means the trust which the Company has established pursuant to the SICP Trust Agreement in connection with the Plan.

                  (f) "Termination Date" means the day on which the Recipient's employment with the Company terminates.

                  (g) "Trustee" means the person who serves as trustee of the SICP Trust.

                            2. Conversion Into Shares
                               ----------------------

         2.1 CONVERTED INCENTIVE UNIT SHARES: Except as provided in Section 2.4, effective as of July 13, 1995, all Incentive Unit Shares which previously were converted pursuant to Section 4(c) but not previously paid pursuant to the Plan (including, without limitation, any increases thereof occurring pursuant to the Plan before July 13, 1995) hereby are converted into an equal number of Shares. The number of Shares allocable to each Recipient as a result of such conversion is shown in Exhibit A hereto.


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         2.2 UNCONVERTED INCENTIVE UNIT SHARES: Any Incentive Unit Shares which hereafter are converted pursuant to Section 4(c) will be converted into an equivalent number of Shares as of the Conversion Date. The number of Shares will be determined pursuant to Section 4(c) and will be equal to the reduced number of Incentive Unit Shares resulting from conversion thereof pursuant to Section 4(c) on the applicable Conversion Date.

         2.3 IAF PLAN SHARE ELECTION: The Company will accord to each Recipient who has any IAF Plan Shares on July 13, 1995, a one-time election to convert all of his or her IAF Plan Shares into a number of Shares equal to the quotient derived by dividing the aggregate value of the Recipient's IAF Plan Shares on the Conversion Date by the Market Value of a Share on the same day.

         2.4 EXCLUSION: Other provisions hereof notwithstanding, neither the Incentive Unit Shares nor the IAF Plan Shares of any Recipient whose employment with the Company terminated and who was receiving installment payments under the Plan before July 13, 1995, will be converted to Shares, and such Recipients will continue to receive all payments under the Plan in cash.


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                       3. Contribution of Shares to Trust
                          -------------------------------

         3.1 SICP TRUST: Effective as of July 13, 1995, the Company established the SICP Trust which will be maintained and operated pursuant to the SICP Trust Agreement which is incorporated herein by reference and made a part hereof.

         3.2 CONTRIBUTION OF SHARES: For purposes of providing a source for making payments of Shares converted pursuant to Section 2.1, the Company has issued and contributed 340,185 Shares to the SICP Trust. Hereafter, as it may elect, the Company may issue and contribute additional Shares to the SICP Trust in respect of any Incentive Unit Shares and/or IAF Plan Shares which hereafter are converted to Shares pursuant to Section 2.2 or Section 2.3 and for any other purpose under the Plan, including, without limitation, paying dividends and other distributions in respect of Shares held by the Trustee.

         3.3 SHARE VOTING: The Company will make appropriate arrangements with the Trustee to enable each Recipient to vote at meetings of the Company's shareholders any Shares which are held in the SICP Trust and allocated to the Recipient's account.

         3.4 LIMITATION: Other provisions hereof notwithstanding, the Company's intention in establishing the SICP Trust is that the Plan shall


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remain an unfunded arrangement and the SICP Trust will not affect the status of the Plan as an unfunded plan maintained for purposes of providing deferred compensation for a select group of management or highly compensated employees pursuant to Title I of the Employee Retirement Income Security Act of 1974. For that purpose, the SICP Trust provides that, in the event of Insolvency as defined therein, the principal of the SICP Trust will be subject to the claims of the Company's general creditors under federal and state law.

                         4. Dividends and Distributions
                            ---------------------------

         4.1 ADDITIONAL SHARES: If, after the conversion of any Incentive Unit Shares and/or IAF Plan Shares to Shares pursuant to Article 2, the Company declares any dividend or makes any other distribution in respect of Shares held in the SICP Trust, whether in cash or in kind, the Company will issue and contribute to the SICP Trust that number of additional Shares determined by dividing the product of the aggregate dollar value of the dividend or other distribution, multiplied by the number of Shares held in the SICP Trust on the dividend or distribution payment date, by the Market Value of a Share on such payment date.


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         4.2 ALLOCATION TO ACCOUNTS: All additional Shares contributed to the
SICP Trust pursuant to Section 4.1 will be allocated to the accounts of Recipients in proportion to the number of Shares in their respective accounts immediately prior to payment of such dividend or distribution.

                              5. Recipient Accounts
                                 ------------------

         5.1 SEPARATE ACCOUNTS: Pursuant to Section 4(g), the Company will maintain, and require the Trustee to maintain, a separate plan account or subaccount for each Recipient whose Incentive Unit Shares and/or IAF Plan Shares have been converted to Shares pursuant to Article 2, which shows the number of Shares that the Company has contributed to the SICP Trust for the account of each such Recipient.

         5.2 SHARE COMPUTATIONS: In allocating Shares contributed to the SICP Trust to the accounts of Recipients, the number of such Shares will be computed to the nearest one-thousandth of a Share.

                        6.  Payments and Distributions
                            --------------------------

         6.1 FORM OF PAYMENT: Effective as of July 13, 1995, the Company may elect to make payments under the Plan to any Recipient who is an officer or director in cash or in Shares, except the Company will pay in cash the value of any fractional Share.


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         6.2 PAYMENT ELECTION: The Company will accord to each Recipient who was employed by the Company on July 13, 1995, a one-time opportunity to change (i) any previous election to commence receiving a series of installment payments after the Recipient's Termination Date to (ii) an election to receive a single lump-sum payment after the Recipient's Termination Date.

         6.3 PRE-TERMINATION PAYMENTS: The Company will pay to each Recipient who elected payment of any Incentive Unit Shares or any IAF Plan Shares commencing before the Recipient's Termination Date, whether in a single payment or in installment payments, which payment will first commence after July 13, 1995, as follows:

                  (a) SHARES: The Company will distribute, or cause the Trustee to distribute, to each such Recipient in respect of any such Incentive Unit Shares and/or IAF Plan Shares, which have been converted pursuant to Section 2.1 or Section 2.3, respectively, one or more stock certificates for the number of whole Shares payable at the time each such payment becomes due, and pay to each such Recipient in cash the value of any fractional Share, based on the Market Value of a Share on the payment date. The number of Shares in any installment


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         payment will be determined by dividing the total number of Shares payable in all installments by the number of installments designated by the Recipient and adding thereto any additional Shares paid in respect thereof as a dividend or other distribution.

                  (b) UNCONVERTED IAF PLAN SHARES: The Company will distribute to each such Recipient who elects not to convert any such IAF Fund Shares pursuant to Section 2.3 one or more stock certificates for that number of whole Shares determined by dividing the aggregate value of the number of such IAF Plan Shares to be paid on any payment date as determined pursuant to the Plan, by the Market Value of a Share on the payment date, and pay to such Recipient in cash the value of any fractional Share, based on the Market Value of a Share on the payment date.

         6.4 POST-TERMINATION PAYMENTS: The Company will pay to each
Recipient who elected payment of any Incentive Unit Shares or any IAF Plan Shares commencing after the Recipient's Termination Date, whether in a single payment or in installment payments, which payment will be made or first commence after July 13, 1995, as follows:



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                  (a) SHARES: The Company will distribute, and/or cause the
         Trustee to distribute, to each such Recipient in respect of any such Incentive Unit Shares and/or IAF Plan Shares which have been converted pursuant to Section 2.1 or Section 2.3, respectively, one or more stock certificates for the number of whole Shares payable at the time each such payment becomes due and, with respect to any fractional Share, either (i) pay the value thereof (based on the Market Value of a Share on the payment date) to each such Recipient in cash or (ii) include such value in the amount withheld for taxes pursuant to Section 6.5. If the Recipient has elected a single payment pursuant to the Plan, such distribution will be made within 30 days after the Recipient's Termination Date. Otherwise, such distribution will be made at the times specified in the Plan and the Recipient's applicable payment election. The number of Shares in any installment payment will be determined by dividing the total number of Shares payable in all remaining installments due to be paid to the Recipient, including any additional Shares paid in respect thereof as a dividend or other distribution, by the number of such remaining installments.


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                  (b) UNCONVERTED IAF PLAN SHARES: The Company will distribute to each such Recipient who has elected not to convert any such IAF Plan Shares pursuant to Section 2.3 one or more stock certificates for the number of whole Shares determined by dividing the aggregate value of the number of such IAF Plan Shares to be paid on any payment date as determined pursuant to the Plan, by the Market Value of a Share on the payment date, and pay to such Recipient in cash the value of any fractional Share, based on the Market Value of a Share on the payment date. If the Recipient has elected a single payment pursuant to the Plan, such distribution will be made within 30 days after the Recipient's Termination Date. Otherwise, such distribution will be made at the times specified in the Plan and the Recipient's applicable payment election.

         6.5 WITHHOLDING TAXES: All payments and distributions pursuant to the Plan, whether made by the Company or the Trustee, will be subject to the withholding of federal, state and local taxes as required by applicable law. The Company or the Trustee, as the Company elects, may satisfy any such tax withholding obligation in respect of any distribution of Shares by withholding a number of Shares having an aggregate Market Value on the


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payment date that is equal to the aggregate amount of taxes required to be withheld. At the request of a Recipient within five days after his Termination Date, the Company, in its sole discretion, may permit a Recipient to pay to the Company the amount of such taxes in lieu of the withholding of Shares for such purposes.
                                7. Miscellaneous
                                   -------------

         7.1 INCORPORATION: The provisions of this Amendment are incorporated by reference in, and made a part of, the Plan. All provisions of the Plan, whether or not directly modified by provisions of this Amendment, hereafter will be deemed modified to the extent required to implement the provisions of this Amendment and interpreted accordingly.

         7.2 CONFLICT: In the event of any conflict between the provisions of this Amendment and those of the Plan, the provisions of this Amendment will be deemed to have superseded the provisions of the Plan and exclusively will govern the matter in question.


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         Adopted by the Administrative Committee, effective as of July 13, 1995, pursuant to the authorization of the Directors.

                                  Administrative Committee


                                  by: /s/ Samuel W. Harmon
                                      -------------------------
                                      Samuel W. Harmon
                                      Chairman of the Committee